EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Reminder:  Conference Call Today at 2:30 ET, Dial In (866) 835-8845, ID# 1119929

CardioTech International’s Fiscal First Quarter 08 Results

Continue to Show Improved Performance

WILMINGTON, Mass., August 13, 2007. CardioTech International, Inc. (AMEX: CTE), a developer and manufacturer of advanced medical device products for the treatment of cardiovascular and other diseases, today reported financial results for the fiscal first quarter ended June 30, 2007.  The Company’s financial condition and results of operations, which are based on the Company’s continuing operations, exclude the financial condition and results of operations of Gish BioMedical, Inc., a wholly-owned subsidiary of the Company, due to the sale of substantially all of the assets of Gish.

Fiscal 2008 First Quarter Highlights:

•                  Sale of Gish Biomedical for $7.5 million in cash, including $1 million to be held in escrow until July 2008, net cash proceeds of $5.8 million realized after June 30, 2007;

•                  Royalties and development fees were $498,000, an increase of 72% over the year-earlier period; and

•                  Net loss per share from continuing operations decreased to $0.02 per diluted share from $0.07 per diluted share from the year-earlier period.

For the fiscal first quarter ended June 30, 2007, revenues were $1.7 million as compared to $1.2 million in the year-earlier period.  The net loss from continuing operations declined to $341,000, or $0.02 per diluted share, compared to a loss of $1.3 million, or $0.07 per diluted share, in the year-earlier period.  The Company reported a net loss of $1.8 million, including a $1.2 million loss on the sale of Gish, or $0.09 per diluted share, as compared to a net loss of $1.2 million, or $0.06 per diluted share, in the year-earlier period.

The increase in revenues was primarily due to royalties and development fees of $498,000, a 72% increase from $289,000 in the year-earlier period.  Royalties are earned when manufacturers sell medical devices which use our advanced polymers.  The growth in royalties is a result of additional shipments of existing and new products by manufacturers who have royalty agreements with CardioTech.

Selling, general and administrative expenses declined by 7% to $793,000 during the three months ended June 30, 2007, as certain financial systems implementation, legal and other professional expenses incurred in the year-earlier period did not repeat.  The Company’s cash and cash equivalents balance at June 30, 2007 was $2.6 million, which excludes $5.8 million in net cash proceeds from the sale of Gish received after June 30, 2007.

Commenting on CardioTech’s performance, President & CEO Michael Adams said:  “I am pleased to report notably improved results in the first quarter.  We are experiencing a significant increase in contacts from medical device companies inquiring about our advanced polymers and our ability to tailor their properties for application in novel medical devices.  These companies businesses span a wide variety of large medical device sectors.  In addition, quotations for new contract manufacturing work are growing.  We are particularly pleased with the revenue and margin expansion in our engineering and contract manufacturing business which had been struggling throughout most of fiscal 2007.

“In the first quarter, we also completed the sale of Gish Biomedical, which no longer fit our business model.  The influx of approximately $5.8 million in net cash proceeds from the sale further strengthened our debt-free balance sheet and allows us to concentrate on our growth initiatives.  The European clinical trial of our CardioPass™ synthetic coronary artery bypass graft continues to proceed on schedule.  CardioPass™ is a breakthrough device for coronary bypass surgery that reflects CardioTech’s unique strength in polymer science.  We are dedicated to deepening our relationship with existing customers and expanding our reach in the broader medical device community in fiscal 2008 and beyond.”

CONFERENCE CALL & REPLAY INFORMATION

CardioTech will host a conference call with investors at 2:30 p.m., ET on Monday, August 13, 2007, to discuss its fiscal first quarter 2008 financial results.  Participants should dial in 866-835-8845 (ID# 1119929) at least 10 minutes before the call is scheduled to begin. Outside the US 703-639-1408(ID #1119929).

NOBLE FINANCIAL CONFERENCE WEBCAST INFORMATION

CEO Michael Adams and CFO Eric Walters are scheduled to present at 8 a.m., ET on August 21 at the Noble Financial Group Small Cap Conference.  The presentation with streaming video and PowerPoint presentation will be webcast live and archived on the CardioTech website: http://www.cardiotech-inc.com and Noble Financial’s conference website at www.two-007.net. It is recommended that interested parties register at least 15 minutes prior to the start of the presentation to ensure timely access.  The webcast will be archived for 90 days.

A replay will be available approximately 2 hours after the conference call ends for a period of two weeks at 888-266-2081 reference #1119929.  Outside the US the replay dial in is (703) 925-2533 reference #1119929.

About CardioTech International:

CardioTech is a developer of advanced polymer materials and manufacturer of medical products for the treatment and diagnosis of a broad range of disease states.  The Company’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and development fee income.  It develops next generation polymers and manufactures new and complex medical devices to customers’ unique specifications.  CardioTech is conducting its first clinical trial for regulatory approval in Europe for its CardioPass synthetic coronary bypass graft.  More information about CardioTech is available at its website: http://www.cardiotech-inc.com.

Forward-Looking Statements:

CardioTech believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties.  Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review CardioTech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2007.  CardioTech assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For Further Information Contact:
Eric Walters	Sylvia Dresner
Vice President & Chief Financial Officer	Senior Vice President
CardioTech International, Inc.	VMW Corporate & Investor Relations
978-657-0075	212-616-6161
general-info@cardiotech-inc.com	info@vmwcom.com

(FINANCIAL TABLES FOLLOW)

CardioTech International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except per share amounts)

	For The Three Months Ended June 30,
	2007	2006

Revenues:
Product sales	$1,189	$900
Royalties and development fees	498	289
	1,687	1,189
Cost of sales	1,012	1,333
Gross margin	675	(144)
Operating expenses:
Research, development and regulatory	230	136
Selling, general and administrative	793	849
	1,023	985
Loss from operations	(348)	(1,129)
Interest and other income and expense:
Interest income	8	8
Other income (expense)	(1)	—
Interest and other income, net	7	8
Equity in net loss of CorNova, Inc.	—	(203)
Net loss from continuing operations	(341)	(1,324)
(Loss) income from discontinued operations	(309)	114
Loss on sale of Gish	(1,178)	—
Net (loss) income from discontinued operations	(1,487)	114
Net loss	$(1,828)	$(1,210)
Net loss per common share, basic and diluted:
Net loss per share, continuing operations	$(0.02)	$(0.07)
Net (loss) income per common share, discontinued operations	(0.07)	0.01
Net loss per common share	$(0.09)	$(0.06)
Shares used in computing net loss per common share, basic and diluted	20,032	19,813

CardioTech International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	June 30,	March 31,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$2,602	$4,066
Accounts receivable-trade, net of allowance of $61 and $93 as of June 30, 2007 and March 31, 2007, respectively	730	592
Accounts receivable—other	514	553
Inventories	565	453
Prepaid expenses and other current assets	63	115
Current assets held for sale	7,582	6,962
Total current assets	12,056	12,741
Property, plant and equipment, net	3,265	3,242
Goodwill	487	487
Other assets	3	3
Non-current assets held for sale	—	1,428
Total assets	$15,811	$17,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$388	$432
Accrued expenses	324	452
Deferred revenue	352	198
Current liabilities held for sale	1,694	1,856
Total current liabilities	2,758	2,938
Non-current liabilities held for sale	—	116
Stockholders’ equity:
Preferred stock; $.01 par value; 5,000,000 shares authorized; 500,000 shares issued and none outstanding as of December 31, 2006 and March 31, 2006	—	—
Common stock; $.01 par value; 50,000,000 shares authorized; 20,031,650 shares issued and outstanding as of both June 30, 2007 and March 31, 2007	200	200
Additional paid-in capital	36,983	36,949
Accumulated deficit	(24,130)	(22,302)
Total stockholders’ equity	13,053	14,847
Total liabilities and stockholders’ equity	$15,811	$17,901